Exhibit 13.2

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Companhia Siderúrgica Nacional (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the fiscal year ended December 31, 2019 of the Company, as filed with the U.S. Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 2, 2020

/s/ Marcelo Cunha Ribeiro
Name:	Marcelo Cunha Ribeiro
Title:	Chief Financial Officer